As filed with the Securities and Exchange Commission on January 22, 2020

Registration No. 333-234571

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

Amendment No. 4 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________________

F5 Finishes, Inc.

(Exact name of Registrant as specified in its charter)

_________________________________

Delaware	1752	82-3052939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6571 Las Positas Road
Livermore, CA 94551
415.298.1243

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_________________________________

Michael Patton
F5 Finishes, Inc.
6571 Las Positas Road
Livermore, CA 94551
415.298.1243

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________________

Copies to:

Johnson and Colmar 630 Dundee Road, Suite 225 Northbrook, Illinois 60062 (312) 922-1980 Attn: Georgann Joseph Robin C. Friedman	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 (212) 370-1300 Attn: Barry I. Grossman Sarah E. Williams

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Common Stock $0.01 par value		$		$50,600,000		$6,567.88
Underwriters’ Warrants to purchase Common Stock(3)		$	$		$
Common Stock underlying Underwriters’ Warrants(4)		$		$2,846,250		$369.44
Total Registration Fee		$		$53,446,250		$6,937.32

(1)      Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)      Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant. The filing fee is not being submitted with this confidential submission as a result of guidance provided by the Securities and Exchange Commission on the Jumpstart Our Business Startups Act of 2012.

(3)      No registration fee pursuant to Rule 457(g) under the Securities Act.

(4)      Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriters’ warrants are exercisable at a per-share exercise price equal to 125% of the per-share public offering price. The proposed maximum aggregate offering price of the underwriters’ warrants is $2,846,250 , or 125% of the proposed maximum per share offering price of $11 multiplied by 207,000 shares ( 4.5 % of 4,600,000 shares).

_________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

F5 Finishes, Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-234571) as an exhibit–only filing to file Exhibits 3.4, 5.1 and 23.4. No changes have been made to Part I or Part II of the Registration Statement other than this explanatory note as well as revised versions of the cover page, and Item 13 and Item 16 of Part II of the Registration Statement. This Amendment does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by F5 Finishes, Inc. in connection with the sale and distribution of common stock being registered. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

SEC registration fee	$6,938
FINRA filing fee	8,500
NASDAQ Capital Market listing fee	50,000
Printing and engraving costs	65,000
Legal fees and expenses	400,000
Accounting fees and expenses	400,000
Transfer Agent and Registrar fees	4,100
Insurance Premiums	500,000
Miscellaneous expenses	100,000
Total	1,484,538

____________

Item 14. Indemnification of Directors and Officers

The Registrant is governed by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “General Corporation Law”). Section 145 of the General Corporation Law (“Section 145”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Registrant or any predecessor of the Registrant, or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor of the Registrant.

The Registrant’s Amended and Restated Bylaws provide for mandatory indemnification of directors and officers (and permit the Registrant to indemnify non-officer employees and agents at its option) to the fullest extent permitted by General Corporation Law against all expense, liability and loss including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements, provided that the Registrant shall not be required to indemnify in connection with a proceeding initiated by such indemnitee unless the proceeding in which indemnification is sought was authorized in advance by the Registrant’s board of directors.

The Registrant’s Amended and Restated Certificate of Incorporation eliminates the liability of a director of the registrant to the fullest extent under applicable law. Pursuant to Section 102(b)(7) of the General Corporation Law, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) from any transaction from which the director derived an improper personal benefit.

The Registrant’s directors and executive officers are covered by insurance maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Registrant has entered into contracts with its directors and executive officers providing indemnification of such directors and executive officers by the Registrant to the fullest extent permitted by law, subject to certain limited exceptions.

The proposed form of underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Registrant and its officers and directors, and by the Registrant of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of the Registrant’s transactions within the last three years, involving sales of the Registrant’s securities that were not registered under the Securities Act:

On October 10, 2017, the Registrant issued and sold an aggregate of 3,000 shares of common stock to its four founders at a purchase price of $0.10 per share paid in the form of consulting services. Such shares will undergo a 500-for-1 stock split immediately prior to the closing of this offering.

Except as indicated above, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information.

Item 16. Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
3.1†	Certificate of Incorporation of the Registrant.
3.2†	Proposed Amended and Restated Certificate of Incorporation of the Registrant.
3.3†	Bylaws of the Registrant.
3.4	Proposed Amended and Restated Bylaws of the Registrant.
4.1†	Form of Registration Rights Agreement among the stockholders of each Founding Company and the Registrant.
4.2†	Form of Underwriters’ Warrants
4.3†	Form of Lockup Agreement.
5.1	Opinion of Johnson and Colmar.
10.1#†	Form of Indemnification Agreement between the Registrant and each of its directors and officers.
10.2#†	2019 Incentive Stock Plan.
10.3#†	Form of Nonstatutory Stock Option Agreement.
10.4#	Form of Employment Agreement and between Registrant and Michael Patton, President and Chief Executive Officer of the Registrant.
10.5#	Form of Employment Agreement and between Registrant and Mark H. Wilson, Chief Financial Officer of the Registrant.
10.6#†	Form of Incentive Stock Option Agreement.
10.7†	Combination Agreement dated as of September 16, 2019 among the Registrant, Kurt Zanelotti and Contract Carpet Systems Incorporated.
10.7.1†	Exhibits A through G to the Contract Carpet Systems Incorporated Combination Agreement
10.8†	Combination Agreement dated as of September 16, 2019 among the Registrant, Patton 2013 Living Trust, Michael Patton and Lynn Anne Patton, Trustees, Baxley Family Trust, Daniel S. Baxley and Rochelle H. Baxley, Trustees, and C & C Preston Family Trust, Cory G. Preston and Christine B. Preston, Trustees and D.S. Baxley, Inc.
10.8.1†	Exhibits A through G and Exhibit DSB (Form of Loan Repayment Distribution Promissory Note) to the D.S. Baxley, Inc. Combination Agreement
10.9†	Combination Agreement dated as of September 16, 2019 among the Registrant, Patton 2013 Living Trust, Michael Patton and Lynn Anne Patton, Trustees, Baxley Family Trust, Daniel S. Baxley and Rochelle H. Baxley, Trustees, and C & C Preston Family Trust, Cory G. Preston and Christine B. Preston, Trustee, and Delmar Vasquez and Premier Maintenance Group, Inc.
10.9.1†	Exhibits A through G to the Premier Maintenance Group, Inc. Combination Agreement
10.10†	Combination Agreement dated as of September 16, 2019 among the Registrant, Ken Jackson and Carpet Services of Tampa, Inc., d/b/a ReSource Flooring & Maintenance.
10.10.1†	Exhibits A through G to the Carpet Services of Tampa, Inc. dba ReSource Flooring & Maintenance Combination Agreement
10.11†	Combination Agreement dated as of September 16, 2019 among the Registrant, John Shehadi and JD Shehadi, LLC.
10.11.1†	Exhibits A through G to the JD Shehadi, LLC Combination Agreement
10.12†	Combination Agreement dated as of September 16, 2019 among the Registrant, David Triepke, Michelle Triepke and Universal Metro, Inc.
10.12.1†	Exhibits A through G to the Universal Metro, Inc. Combination Agreement
10.13#†	Option Agreement with Steven P. Colmar
10.14†	Form of Retained Earnings Distribution Promissory Note (RE Note)
10.15†	Form of Loan Repayment Distribution Promissory Note
10.16†	Form of IPO Promissory Note (IPO Note)
10.17#†	Form of Restricted Stock Agreement
10.18#†	Form of Confidentiality and Nonsolicitation Agreement
10.19†	Option Agreement with Craig P. Colmar
10.20†	Option Agreement with Richard Rees
10.21†	Option Agreement with Julian Colmar
10.22†	Promissory Note of Registrant payable to Business Ventures Corp.
10.23†	Form of Subordinated Loan and Funding Agreement with Business Ventures Corp. as borrower
23.1†	Consents of Marcum, LLP dated November 7, 2019.
23.2†	Consents of Marcum, LLP dated November 26, 2019

Exhibit Number	Description
23.3†	Consents of Marcum LLP dated January 3, 2020.
23.4	Consent of Johnson and Colmar (contained in Exhibit 5.1).
24.1†	Power of Attorney (included on the signature page hereto).
99.1†	Consent of Nominee for Director (Michael Patton)
99.2†	Consent of Nominee for Director (Mark O. Decker)
99.3†	Consent of Nominee for Director (Mary Jo Eaton)
99.4†	Consent of Nominee for Director (Richard A. Kerley)
99.5†	Consent of Nominee for Director (Glenn J. Krevlin)
99.6†	Consent of Nominee for Director (Jeanne Matson)

___________

*        To be filed by amendment.

#        Management contract or compensatory plan or arrangement

†        Filed previously

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 22nd day of January, 2020.

F5 Finishes, Inc.

By:	/s/ Steven P. Colmar
Steven P. Colmar,
President and Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven P. Colmar as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments (including, without limitation, post-effective Amendments and any amendments or abbreviated registration statements increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Steven P. Colmar	President, Chief Executive Officer and	January 22, 2020
Steven P. Colmar	Director (principal executive officer)

/s/ Steven P. Colmar	Chief Financial Officer	January 22, 2020
Steven P. Colmar	(principal financial and accounting officer)

Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
3.1†	Certificate of Incorporation of the Registrant.
3.2†	Proposed Amended and Restated Certificate of Incorporation of the Registrant.
3.3†	Bylaws of the Registrant.
3.4	Proposed Amended and Restated Bylaws of the Registrant.
4.1†	Form of Registration Rights Agreement among the stockholders of each Founding Company and the Registrant.
4.2†	Form of Underwriters’ Warrants
4.3†	Form of Lockup Agreement.
5.1	Opinion of Johnson and Colmar.
10.1#†	Form of Indemnification Agreement between the Registrant and each of its directors and officers.
10.2#†	2019 Incentive Stock Plan.
10.3#†	Form of Nonstatutory Stock Option Agreement.
10.4#	Form of Employment Agreement and between Registrant and Michael Patton, President and Chief Executive Officer of the Registrant.
10.5#	Form of Employment Agreement and between Registrant and Mark H. Wilson, Chief Financial Officer of the Registrant.
10.6#†	Form of Incentive Stock Option Agreement.
10.7†	Combination Agreement dated as of September 16, 2019 among the Registrant, Kurt Zanelotti and Contract Carpet Systems Incorporated.
10.7.1†	Exhibits A through G to the Contract Carpet Systems Incorporated Combination Agreement
10.8†	Combination Agreement dated as of September 16, 2019 among the Registrant, Patton 2013 Living Trust, Michael Patton and Lynn Anne Patton, Trustees, Baxley Family Trust, Daniel S. Baxley and Rochelle H. Baxley, Trustees, and C & C Preston Family Trust, Cory G. Preston and Christine B. Preston, Trustees and D.S. Baxley, Inc.
10.8.1†	Exhibits A through G and Exhibit DSB (Form of Loan Repayment Distribution Promissory Note) to the D.S. Baxley, Inc. Combination Agreement
10.9†	Combination Agreement dated as of September 16, 2019 among the Registrant, Patton 2013 Living Trust, Michael Patton and Lynn Anne Patton, Trustees, Baxley Family Trust, Daniel S. Baxley and Rochelle H. Baxley, Trustees, and C & C Preston Family Trust, Cory G. Preston and Christine B. Preston, Trustee, and Delmar Vasquez and Premier Maintenance Group, Inc.
10.9.1†	Exhibits A through G to the Premier Maintenance Group, Inc. Combination Agreement
10.10†	Combination Agreement dated as of September 16, 2019 among the Registrant, Ken Jackson and Carpet Services of Tampa, Inc., d/b/a ReSource Flooring & Maintenance.
10.10.1†	Exhibits A through G to the Carpet Services of Tampa, Inc. dba ReSource Flooring & Maintenance Combination Agreement
10.11†	Combination Agreement dated as of September 16, 2019 among the Registrant, John Shehadi and JD Shehadi, LLC.
10.11.1†	Exhibits A through G to the JD Shehadi, LLC Combination Agreement
10.12†	Combination Agreement dated as of September 16, 2019 among the Registrant, David Triepke, Michelle Triepke and Universal Metro, Inc.
10.12.1†	Exhibits A through G to the Universal Metro, Inc. Combination Agreement
10.13#†	Option Agreement with Steven P. Colmar
10.14†	Form of Retained Earnings Distribution Promissory Note (RE Note)
10.15†	Form of Loan Repayment Distribution Promissory Note
10.16†	Form of IPO Promissory Note (IPO Note)
10.17#†	Form of Restricted Stock Agreement
10.18#†	Form of Confidentiality and Nonsolicitation Agreement
10.19†	Option Agreement with Craig P. Colmar
10.20†	Option Agreement with Richard Rees
10.21†	Option Agreement with Julian Colmar
10.22†	Promissory Note of Registrant payable to Business Ventures Corp.
10.23†	Form of Subordinated Loan and Funding Agreement with Business Ventures Corp. as borrower
23.1†	Consents of Marcum, LLP dated November 7, 2019.
23.2†	Consents of Marcum, LLP dated November 26, 2019

Exhibit Number	Description
23.3†	Consents of Marcum LLP dated January 3, 2020.
23.4	Consent of Johnson and Colmar (contained in Exhibit 5.1).
24.1†	Power of Attorney (included on the signature page hereto).
99.1†	Consent of Nominee for Director (Michael Patton)
99.2†	Consent of Nominee for Director (Mark O. Decker)
99.3†	Consent of Nominee for Director (Mary Jo Eaton)
99.4†	Consent of Nominee for Director (Richard A. Kerley)
99.5†	Consent of Nominee for Director (Glenn J. Krevlin)
99.6†	Consent of Nominee for Director (Jeanne Matson)

____________

*        To be filed by amendment.

#        Management contract or compensatory plan or arrangement

†        Filed previously